FUND PARTICIPATION AGREEMENT

       Aetna Life Insurance and Annuity Company (the "Company") Oppenheimer Variable Account Funds (the "Fund") and OppenheimerFunds, Inc. (the "Adviser") hereby agree to an arrangement whereby the Fund shall be made available to serve as underlying investment media for Variable Annuity or Variable Life Contracts ("Contracts") to be issued by the Company.

1.     Establishment of Accounts; Availability of Fund.

       (a) The Company represents that it has established Variable Annuity Accounts B, C, D and Variable Life Account B and may establish such other accounts as may be set forth in Schedule A attached hereto and as may be amended from time to time with the mutual consent of the parties hereto (the "Accounts"), each of which is a separate account under Connecticut Insurance law, and has registered or will register each of the Accounts (except for such Accounts for which no such registration is required) as a unit investment trust under the Investment Company Act of 1940 (the "1940 Act"), to serve as an investment vehicle for the Contracts. Each Contract provides for the allocation of net amounts received by the Company to an Account for investment in the shares of one of more specified open-end management investment companies available through that Account as underlying investment media. Selection of a particular investment management company and changes therein from time to time are made by the participant or Contract owner, as applicable under a particular Contract.

       (b) The Fund and the Adviser represent and warrant that the investments of the series of the Fund (each designated a "Portfolio") specified in Schedule B attached hereto (as may be amended from time to time with the mutual consent of the parties hereto) will at all times be adequately diversified within the meaning of Section 817(h) of the Internal Revenue Service Code of 1986, as amended (the "Code"), and the Regulations thereunder, and that at all times while this agreement is in effect, all beneficial interests will be owned by one or more insurance companies or by any other party permitted under Section 1.817-5(f)(3) of the Regulations promulgated under the Code or by the successor thereto, or by any other party permitted under a Revenue Ruling or private letter ruling granted by the Internal Revenue Service.

2.     Pricing Information; Orders; Settlement.

       (a) The Fund will make Fund shares available to be purchased by the Company, and will accept redemption orders from the Company, on behalf of each Account at the net asset value applicable to each order on those days on which the Fund calculates its net asset value (a "Business Day"). Fund shares shall be purchased and redeemed in such quantity and at such time determined by the Company to be necessary to meet the requirements of those Contracts for which the Fund serve as underlying investment media, provided, however, that the Board of Trustees of the Fund (hereinafter the "Trustees") may upon reasonable notice to the Company, refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio

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

              if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees, acting in good faith and in the best interests of the shareholders of any Portfolio and is acting in compliance with their fiduciary obligations under federal and/or any applicable state laws.

       (b) The Fund will provide to the Company closing net asset value, dividend and capital gain information at the close of trading each Business Day, and in no event later than 7:00 p.m. Eastern time on such business day. The Company will send via facsimile or electronic transmission to the Fund or its specified agent orders to purchase and/or redeem Fund shares by 10:00 a.m. Eastern Standard Time the following business day. Payment for net purchases will be wired by the Company to an account designated by the Fund to coincide with the order for shares of the Fund.

       (c) The Fund hereby appoints the Company as its agent for the limited purpose of accepting purchase and redemption orders for Fund shares relating to the Contracts from Contract owners or participants. Orders from Contract owners or participants received from any distributor of the Contracts (including affiliates of the Company) by the Company, acting as agent for the Fund, prior to the close of the Exchange on any given business day will be executed by the Fund at the net asset value determined as of the close of the Exchange on such business day, provided that the Fund receives written (or facsimile) notice of such order by 10 a.m. Eastern Standard Time on the next following Business Day. Any orders received by the Company acting as agent on such day but after the close of the Exchange will be executed by the Fund at the net asset value determined as of the close of the Exchange on the next business day following the day of receipt of such order, provided that the Fund receives written (or facsimile) notice of such order by 10 a.m. Eastern Standard Time within two days following the day of receipt of such order.

       (d) Payments for net redemptions of shares of the Fund will be wired by the Fund to an account designated by the Company. Payments for net purchases of the Fund will be wired by the Company to an account designated by the Fund on the same Business Day the Company places an order to purchase Fund shares. Payments shall be in federal funds transmitted by wire.

       (e) Each party shall not be liable in the event that an error is a result of any misinformation supplied by the other party.

       (f) The Company agrees to purchase and redeem the shares of the Portfolios named in Schedule A offered by the then current prospectus and statement of additional information of the Fund in accordance with the provisions of such prospectus and statement of additional information. The Company shall not permit any person other than a Contract owner or Participant to give instructions to the Company which would require the Company to redeem or exchange shares of the Fund. This provision shall not be construed to prohibit the Company from substituting shares of another fund, as permitted by law.


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


3.     Expenses.

       (a) Except as otherwise provided in this Agreement, all expenses incident to the performance by the Fund under this Agreement shall be paid by the Fund, including the cost of registration of Fund shares with the Securities and Exchange Commission (the "SEC") and in states where required. The Fund and Adviser shall pay no fee or other compensation to the Company under this Agreement, and the Company shall pay no fee or other compensation to the Fund or Adviser, except as provided herein and in Schedule C attached hereto and made a part of this Agreement as may be amended from time to time with the mutual consent of the parties hereto. All expenses incident to performance by each party of its respective duties under this Agreement shall be paid by that party, unless otherwise specified in this Agreement.

       (b) The Fund or the Adviser shall provide to the Company Post Script files of periodic fund reports to shareholders and other materials that are required by law to be sent to Contract owners. In addition, the Fund or the Adviser shall provide the Company with a sufficient quantity of its prospectuses, statements of additional information and any supplements to any of these materials, to be used in connection with the offerings and transactions contemplated by this Agreement. In addition, the Fund shall provide the Company with a sufficient quantity of its proxy material that is required to be sent to Contract owners. The Adviser shall be permitted to review and approve the typeset form of such material prior to such printing provided such material has been provided by the Adviser to the Company within a reasonable period of time prior to typesetting.

       (c) In lieu of the Fund's or Adviser's providing printed copies of prospectuses, statements of additional information and any supplements to any of these materials, and periodic fund reports to shareholders, the Company shall have the right to request that the Fund transmit a copy of such materials in an electronic format (Post Script files), which the Company may use to have such materials printed together with similar materials of other Account funding media that the Company or any distributor will distribute to existing or prospective Contract owners or participants.

4.     Representations.

       The Company agrees that it and its agents shall not, without the written consent of the Fund or the Adviser, make representations concerning the Fund, or its shares except those contained in the then current prospectuses and in current printed sales literature approved by or deemed approved by the Fund or the Adviser.

5.     Termination.

       This agreement shall terminate as to the sale and issuance of new
Contracts:

       (a) at the option of either the Company, the Adviser or the Fund, upon sixty days advance written notice to the other parties;

       (b) at the option of the Company, upon one week advance written notice to the Adviser and the Fund, if Fund shares are not available for any reason to meet the requirement of Contracts as determined by the Company. Reasonable additional advance notice of election to terminate shall be furnished by Company;

       (c) at the option of either the Company, the Adviser or the Fund, immediately upon institution of formal proceedings against the broker-dealer or broker-dealers marketing the Contracts, the Account, the Company, the Fund or the Adviser by the National Association of Securities Dealers, Inc. (the "NASD"), the SEC or any other regulatory body;

       (d) upon the determination of the Accounts to substitute for the Fund's shares the shares of another investment company in accordance with the terms of the applicable Contracts. The Company will give 60 days written notice to the Fund and the Adviser of any decision to replace the Fund's' shares;

       (e) upon assignment of this Agreement, unless made with the written consent of all other parties hereto;

       (f) if Fund shares are not registered, issued or sold in conformance with Federal law or such law precludes the use of Fund shares as an underlying investment medium for Contracts issued or to be issued by the Company. Prompt notice shall be given by the appropriate party should such situation occur.

6.     Continuation of Agreement.

       Termination as the result of any cause listed in Section 5 shall not affect the Fund's obligation to furnish its shares to Contracts then in force for which its shares serve or may serve as the underlying medium unless such further sale of Fund shares is prohibited by law or the SEC or other regulatory body, or is determined by the Fund's Board to be necessary to remedy or eliminate an irreconcilable conflict pursuant to Section 10 hereof.

7.     Advertising Materials; Filed Documents.

       (a) All advertising or sales literature with respect to the Fund prepared by the Company or its agents for use in marketing its Contracts will be submitted to the Fund or its designee for review before such material is submitted to any regulatory body for review or placed in use. No such material shall be used if the Fund or its designee reasonably object to such use in writing, transmitted by facsimile within five business days after receipt of such material.

       (b) The Fund will provide at least one complete copy of its financials as soon as available to the Company and at least one complete copy of all registration statements, prospectuses, statements of additional information, annual and semi-annual reports, proxy statements and all amendments or supplements to any of the above that relate to the Fund promptly after the filing of such document with the SEC or other regulatory authorities. At the Adviser's request, the Company will provide to the Adviser at least one complete copy of all registration statements, prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, and all amendments or supplements to any of the above that relate to the Account promptly after the filing of such document with the SEC or other regulatory authority.

       (c) The Fund or the Adviser will provide via Excel spreadsheet diskette format or in electronic transmission to the Company at least quarterly portfolio information necessary to update Fund profiles.

8.     Proxy Voting.

       (a) The Company shall provide pass-through voting privileges on Fund shares held by registered separate accounts to all Contract owners and participants to the extent the SEC continues to interpret the 1940 Act as requiring such privileges. The Company shall provide pass-through voting privileges on Fund shares held by unregistered separate accounts to all Contract owners.

       (b) The Company will distribute to Contract owners and participants, as appropriate, all proxy material furnished by the Fund and will vote Fund shares in accordance with instructions received from such Contract owners and participants. If and to the extent required by law, the Company, with respect to each group Contract and in each Account, shall vote Fund shares for which no instructions have been received in the same proportion as shares for which such instructions have been received. The Company and its agents shall cooperate with the solicitation of proxies for Fund shares held for such Contract owners and participants.

9.     Indemnification.

       (a) The Company agrees to indemnify and hold harmless the Fund and the Adviser, and each of their directors, officers, employees, agents and each person, if any, who controls the Fund or its Adviser within the meaning of the Securities Act of 1933 (the "1933 Act") against any losses, claims, damages or liabilities to which the Fund or the Adviser or any such director, officer, employee, agent, or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, prospectus or sales literature of the Company or the Contracts, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or as a result of conduct, statements or representations (other than statements or representations contained in the prospectuses or sales literature of the Fund) of the Company or its agents, with respect to the sale and distribution of Contracts for which Fund shares are the underlying investment. The Company will reimburse any legal or other expenses reasonably incurred by the Fund or any such director, officer, employee, agent, investment adviser, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not

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

              be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or omission or alleged omission made in such Registration Statement or prospectus in conformity with written materials furnished to the Company by the Fund specifically for use therein or (ii) the willful misfeasance, bad faith, or gross negligence by the Fund or Adviser in the performance of its duties or the Fund's or Adviser's reckless disregard of obligations or duties under this Agreement or to the Company, whichever is applicable. This indemnity agreement will be in addition to any liability which Company may otherwise have.

       (b) The Fund and the Adviser agree to indemnify and hold harmless the Company and its directors, officers, employees, agents and each person, if any, who controls the Company within the meaning of the 1933 Act against any losses, claims, damages or liabilities to which the Company or any such director, officer, employee, agent or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, prospectuses or sales literature of the Fund or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or material fact required to be stated therein or necessary to make the statements therein not misleading. The Fund will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, employee, agent, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Fund will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or omission or alleged omission made in such Registration Statement or prospectuses which are in conformity with written materials furnished to the Fund by the Company specifically for use therein or (ii) the willful misfeasance, bad faith, or gross negligence by the Company in the performance of its duties or the Company's reckless disregard of obligations or duties under this Agreement or to the Fund or the Adviser, whichever is applicable. This indemnity agreement will be in addition to any liability which the Fund or the Adviser may otherwise have.

       (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 10. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish to, assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such


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

              indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

10.    Potential Conflicts.

       (a) The Company has received a copy of an application for exemptive relief, as amended, filed by the Fund on March 28, 1986 and on June 9, 1986 with the SEC and the order issued by the SEC dated July 16, 1986 (File No. 812-6324) in response thereto (the "Shared Funding Exemptive Order"). The Company has reviewed the conditions to the requested relief set forth in such application for exemptive relief. As set forth in such application, the Board of Directors of Fund (the "Board") will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contractholders of all separate accounts ("Participating Companies") investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (i) an action by any state insurance regulatory authority; (ii) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar actions by insurance, tax or securities regulatory authorities; (iii) an administrative or judicial decision in any relevant proceeding; (iv) the manner in which the investments of any portfolio are being managed; (v) a difference in voting instructions given by variable annuity contractholders and variable life insurance contractholders; or (vi) a decision by an insurer to disregard the voting instructions of contractholders. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

       (b) The Company agrees to be bound by the responsibilities of a participating insurance company as set forth in the Mixed and Shared Funding Exemptive Order, including without limitation the requirement that the Company report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever contractholder voting instructions are disregarded.

       (c) If a majority of the Board, or a majority of its disinterested Board members, determines that a material irreconcilable conflict exists with regard to contractholder investments in a Fund, the Board shall give prompt notice to all Participating Companies. If the Board determines that the Company is responsible for causing or creating said conflict, the Company shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the disinterested Board members), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include but shall not be limited to:


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

              (i) withdrawing the assets allocable to the Account from the Fund and reinvesting such assets in a different investment medium or submitting the question of whether such segregation should be implemented to a vote of all affected contractholders and as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Companies) that votes in favor of such segregation, or offering to the affected contractholders the option of making such a change; and/or

              (ii) establishing a new registered management investment company or managed separate account.

       (d) If a material irreconcilable conflict arises as a result of a decision by the Company to disregard its contractholder voting instructions and said decision represents a minority position or would preclude a majority vote by all of its contractholders having an interest in the Fund, the Company at its sole cost, may be required, at the Board's election, to withdraw an Account's investment in the Fund and terminate this Agreement; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

       (e) For the purpose of this Section 10, a majority of the disinterested Board members shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for any Contract. The Company shall not be required by this Section 11 to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contract owners or participants materially adversely affected by the irreconcilable material conflict.

11.    Miscellaneous.

       (a) Amendment and Waiver. Neither this Agreement, nor any provision hereof, may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by all parties hereto.

       (b) Notices. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, telecopier or registered or certified mail, postage prepaid, return receipt requested, to the party or parties to whom they are directed at the following addresses, or at such other addresses as may be designated by notice from such party to all other parties.

       To the Company:

                                    Aetna Life Insurance and Annuity Company
                                    151 Farmington Avenue
                                    Hartford, Connecticut  06156
                                    Attention:  Julie E. Rockmore, Counsel


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

       To the Fund:

                                    Oppenheimer Variable Account Fund
                                    c/o OppenheimerFunds, Inc.
                                    2 World Trade Center
                                    New York, NY  10048-0203
                                    Attn:  Legal Department

       To the Adviser:

                                    OppenheimerFunds, Inc.
                                    2 World Trade Center
                                    New York, NY  10048-0203
                                    Attn: Andrew J. Donohue, Executive VP and
                                    General Counsel

       Any notice, demand or other communication given in a manner prescribed in this subsection (b) shall be deemed to have been delivered on receipt.

       (c) Successors and Assigns. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

       (d) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Agreement by signing any such counterpart.

       (e) Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

       (f) Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes all prior agreement and understandings relating to the subject matter hereof.

       (g) Governing Law. This Agreement shall be governed and interpreted in accordance with the laws of the State of Connecticut.

       (h) It is understood by the parties that this Agreement is not an exclusive arrangement in any respect.

       (i) The terms of this Agreement and the Schedules thereto will be held confidential by each party except to the extent that either party or its counsel may deem it necessary to disclose such terms.



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


12.    Limitation on Liability of Trustees, etc.

       This agreement has been executed on behalf of the Fund by the undersigned officer of the Fund in his or her capacity as an officer of the Fund. The Company and the Adviser each understand and agree that the obligations of the Fund under this Agreement are not binding upon any shareholder or Trustee of the Fund personally, but bind only the Fund and the Fund's property; the Company and the Adviser each represent that it has notice of the provisions of the Declaration of Trust of the Fund disclaiming shareholder and Trustee liability for acts or obligations of the Fund.

       IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers effective as of the 11th day of March, 1997.

       AETNA LIFE INSURANCE AND ANNUITY COMPANY


       By:  /s/ Michael J. Gilotti
            -----------------------
       Name:Michael J. Gilotti
       Title:  Vice President

       OPPENHEIMER VARIABLE ACCOUNT FUNDS



       By:  /s/  Andrew J. Donahue
            -----------------------
       Name: Andrew J. Donahue
       Title: Vice President and Secretary


       OPPENHEIMERFUNDS, INC.



       By:   /s/  Andrew J. Donahue
             ------------------------
       Name: Andrew J. Donahue
       Title: Executive Vice President



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